                                                            Exhibit EX-99.h.1.ii



               AMENDMENT TO INVESTMENT COMPANY SERVICES AGREEMENT

         This Agreement, Dated as of the 31st day of July, 1998 by and between Matthews International Funds, a Delaware business trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, and having its principal place of business at 650 Montgomery Street, Suite 1438, San Francisco, California, 94111 and First Data Investor Services Group, Inc. ("Investor Services Group") a Massachusetts corporation with principal offices at 4400 Computer Drive, Westborough, Massachusetts 01581 (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the Parties originally entered into an Investment Company Services Agreement dated October 1, 1997 as amended November 11, 1997 (the "Agreement"), wherein FPS Services, Inc., now part of Investor Services Group, agreed to provide certain services to the Trust; and

         WHEREAS, the Parties wish to amend the Agreement to regarding calculation of fees payable under the Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       That Schedule B of the Agreement be amended to include a new section VI, to read as follows:

                  "VI. Notwithstanding the foregoing, the total of all of the fees payable under this Agreement shall be prorated on the basis of each series and/or class average net assets."

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS       FIRST DATA INVESTOR SERVICES GROUP, INC.



/s/ G. Paul Matthews               /s/ Kenneth J. Kempf
--------------------------------   -------------------------------------------
By:  G. Paul Matthews, President   By:  Kenneth J. Kempf, Senior Vice President